EXHIBIT 99.1

Shutterstock Reports Fourth Quarter and Full Year 2016 Financial Results

Full Year 2016 highlights as compared to Full Year 2015:

Financial Highlights

•	Revenue increased 16% to $494.3 million

•	Income from operations increased 12% to $45.8 million

•	Net income increased 67% to $32.6 million

•	Adjusted EBITDA increased 13% to 95.5 million

•	Diluted EPS increased 69% to $0.91 per share

Key Operating Metrics

•	Paid downloads increased 14%

•	Revenue per download increased 1%

•	Image collection expanded 63% to 116.2 million images

•	Video collection expanded 68% to 6.2 million clips

New York - February 27, 2017 - Shutterstock, Inc. (NYSE: SSTK), a leading global provider of imagery and music, today announced financial results for the fourth quarter and full year ended December 31, 2016.

Founder and CEO Jon Oringer said, "We made a tremendous amount of progress in 2016.  We improved and expanded the content we offer; we greatly enhanced the technology on which our customers access our products; we have meaningfully diversified our offerings with video, music and editorial imagery; and we have strengthened our business in international markets.  Our operational progress manifested into 18% annual revenue growth and 18% adjusted EBITDA growth when adjusting for the impact of foreign currency movements.  Moving forward, our focus and vision is to expand our business from a marketplace to a platform, and we are confident that this will mean accessing a larger addressable market, accelerating growth and increasing shareholder value."

In addition, Shutterstock announced today that Steven Berns, its Chief Financial Officer, has been appointed as Chief Operating Officer effective March 1, 2017. Along with his new responsibility, Mr. Berns will also continue in his role as Chief Financial Officer.

FULL YEAR RESULTS

Revenue

Full year revenue of $494.3 million increased $69.2 million or 16% as compared to the full year 2015, primarily attributable to a 14% increase in the number of paid downloads, the acquisition of new customers and increased activity by our enterprise customers. Unfavorable foreign currency movements versus the US dollar partially offset this growth. Excluding the impact of foreign currency movements, revenue growth was approximately 18% for the full year.
Income from Operations
Income from operations of $45.8 million increased $4.8 million or 12% as compared to the full year 2015. This increase is driven by the full year revenue growth of $69.2 million, offset by increased operating expenses. Operating expense increases are primarily due to higher royalty costs associated with the increase in paid downloads, an increase in marketing spend and other general operating expense increases resulting from our continued growth.

Net Income
Net income available to common stockholders of $32.6 million, or $0.91 per diluted share, increased $13.1 million as compared to $19.6 million or $0.54 per diluted share for the full year 2015, primarily due to improved operating performance, a decrease in non-operating expenses related to foreign exchange and contingent consideration, and lower income tax expense. The lower income tax expense during the current year was primarily a result of a tax benefit related to the U.S. Research and Development credit for the tax years 2013 through 2016 which was claimed during the current year.
Adjusted EBITDA
Adjusted EBITDA of $95.5 million for the full year increased $10.7 million or 13% as compared to the full year 2015, driven primarily by our revenue growth. Adjusted EBITDA is defined as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals, and non-cash equity-based compensation.

Adjusted Net Income

Adjusted net income, which excludes the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, changes in fair value of contingent consideration related to acquisitions and the estimated tax impact of such adjustments was $55.2 million, or $1.54 per diluted share, for the full year as compared to $44.2 million or $1.22 per diluted share, for the full year 2015.

FOURTH QUARTER RESULTS

Revenue
Fourth quarter revenue of $130.2 million increased $14.2 million or 12% as compared to the fourth quarter of 2015, primarily due to an 6% increase in the number of paid downloads, mainly due to new customers, as well as continued expansion in enterprise sales as evidenced by a 6% increase in revenue per download. The negative impact of foreign currency movements versus the US dollar partially offset this growth. Excluding the impact of foreign currency movements, revenue growth was approximately 14% in the fourth quarter.

Income from Operations
Income from operations of $13.2 million decreased $1.8 million or 12% as compared to the fourth quarter of 2015 driven by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads and an increase in marketing spend year-over-year.

Net Income
Net income available to common stockholders of $9.9 million, or $0.27 per diluted share, for the fourth quarter increased $3.0 million as compared with $6.9 million, or $0.19 per diluted share, in the fourth quarter a year ago primarily due to the improved operating performance, lower income tax expense and a decrease in non-cash equity based compensation expense. The lower tax expense during the current year's quarter was primarily a result of a tax benefit related to the U.S. Research and Development tax credit claimed for the current year.

Adjusted EBITDA
Adjusted EBITDA of $25.9 million for the fourth quarter increased $0.3 million or 1%, as compared to the fourth quarter of 2015 driven primarily by revenue growth. Adjusted EBITDA is defined as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals, and non-cash equity-based compensation.

Adjusted Net Income
Adjusted net income, which excludes the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, changes in fair value of contingent consideration related to acquisitions and the estimated tax impact of such adjustments was $15.1 million, or $0.42 per diluted share, for the fourth quarter as compared to $13.9 million or $0.38 per diluted share, in the fourth quarter of 2015.

LIQUIDITY

The Company’s cash, cash equivalents and short term investments decreased by $9.2 million to $279.2 million at December 31, 2016 as compared with $288.4 million at December 31, 2015. This decrease primarily reflects cash used for capital expenditures and content acquisitions of $40.0 million and cash used to repurchase shares of approximately $60.2 million which was partially offset by $101.1 million of cash generated from operations.

Free cash flow was $9.4 million in the fourth quarter, a decrease of $11.6 million from the fourth quarter of 2015, as our improved operating performance was offset by increased spending on capital expenditures and content acquisitions and working capital fluctuations related to the timing of payments.  Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

STOCK REPURCHASE PROGRAM

During the fourth quarter of 2016, the Company repurchased approximately 370,000 shares of its stock at an average per-share price of $48.20, pursuant to its existing $100 million stock repurchase program. Through December 31, 2016, the Company has repurchased 2.1 million shares of its stock for a total of $77.5 million under the stock repurchase program at an average per-share price of $36.76. In February 2017, the Company’s Board of Directors approved an increase to the stock repurchase program, pursuant to which the Company is authorized to purchase an additional $100 million of its common stock, in addition to the $22.5 million that was remaining under the previous authorization as of December 31, 2016. The stock repurchase program, which commenced in November 2015, authorizes management to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any future share repurchases will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program may be modified, suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(in millions, except revenue per download)
Number of paid downloads	42.1	39.8	167.9	147.2
Revenue per download (1)	$3.02	$2.86	$2.88	$2.84
Images in our collection (end of period) (2)	116.2	71.4	116.2	71.4
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2017 are as follows:

•	Revenue of $545-560 million

•	Income from Operations of $47-52 million

•	Adjusted EBITDA of $105-110 million

•	Non-cash Equity Based Compensation Expense of approximately $30 million

•	Effective tax rate in mid-30’s%

•	Capital Expenditures of approximately $45 million, including Capitalized Labor of approximately $20 million

NON-GAAP FINANCIAL MEASURES

Shutterstock defines adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; adjusted net income as net income excluding the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and changes in the fair value of contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for both periods; adjusted EBITDA growth on a constant currency basis (expressed as a percentage) as the increase in current period adjusted EBITDA over prior period adjusted EBITDA, utilizing fixed exchange rates for translating foreign currency revenues and expenses for both periods; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with United States generally accepted accounting principles (GAAP) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA growth on a constant currency basis and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Shutterstock’s management uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, and adjusted EBITDA growth on a constant currency basis and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis and adjusted EBITDA growth on a constant currency basis are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA and adjusted net income provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance and, with respect to revenue growth and adjusted EBITDA growth on a constant currency basis, provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

A reconciliation of the differences between adjusted EBITDA, adjusted net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance, as the impact of net non-operating foreign currency exchange gains or losses which are excluded from adjusted EBITDA is inherently uncertain and difficult to estimate and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

 EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its fourth quarter and full year financial results during a teleconference today, February 27, 2017, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 51650762.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until March 6, 2017 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 51650762.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 190,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 100 million images and more than 6 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco, and Silicon Valley, Shutterstock has customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world's media; and Webdam, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to deliver sustained financial growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; unforeseen costs related to infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increased laws related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; general economic and political conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Siobhan Aalders	Rawson Daniel
917 563 4991	646 856 9074
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited, except full year information)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Revenue	$130,173	$116,002	$494,317	$425,149

Operating expenses:
Cost of revenue	52,637	47,944	203,129	174,526
Sales and marketing	34,990	26,709	126,626	106,636
Product development	12,989	9,622	47,789	41,322
General and administrative	16,358	16,698	70,987	61,647
Total operating expenses	116,974	100,973	448,531	384,131
Income from operations	13,199	15,029	45,786	41,018
Other income (expense), net	(1,167)	(3,360)	(1,289)	(6,746)
Income before income taxes	12,032	11,669	44,497	34,272
Provision for income taxes	2,177	4,800	11,869	14,720
Net income	$9,855	$6,869	$32,628	$19,552
Less:
Undistributed earnings to participating stockholder	—	—	—	2
Net income available to common stockholders	$9,855	$6,869	$32,628	$19,550

Net income per common share available to common stockholders:
Basic	$0.28	$0.19	$0.93	$0.54
Diluted	$0.27	$0.19	$0.91	$0.54

Weighted average common shares outstanding:
Basic	35,089	35,975	35,114	35,880
Diluted	35,881	36,468	35,861	36,319

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)

	December 31, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$224,190	$241,304
Short-term investments	54,972	47,078
Accounts receivable, net	38,107	28,464
Prepaid expenses and other current assets	22,569	11,713
Total current assets	339,838	328,559
Property and equipment, net	56,101	32,094
Intangibles assets, net	30,157	29,781
Goodwill	49,271	50,934
Deferred tax assets, net	23,013	25,807
Other assets	3,398	1,946
Total assets	$501,778	$469,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,305	$6,816
Accrued expenses	41,106	30,696
Contributor royalties payable	20,473	17,822
Deferred revenue	122,235	98,239
Other liabilities	12,378	7,211
Total current liabilities	203,497	160,784
Deferred tax liability, net	2,147	3,778
Other non-current liabilities	9,438	15,994
Total liabilities	215,082	180,556
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 36,926 and 36,146 shares issued and 34,816 and 35,686 shares outstanding as of December 31, 2016 and December 31, 2015, respectively	369	361
Treasury stock, at cost; 2,110 and 460 shares as of December 31, 2016 and December 31, 2015, respectively	(77,567)	(15,635)
Additional paid-in capital	251,890	213,851
Accumulated other comprehensive loss	(17,061)	(6,449)
Retained earnings	129,065	96,437
Total stockholders’ equity	286,696	288,565
Total liabilities and stockholders’ equity	$501,778	$469,121

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
The following information is not a financial measure under United States generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Income	$9,855	$6,869	$32,628	$19,552
Add:
Depreciation and amortization	5,765	4,478	19,946	14,841
Non-cash equity-based compensation	6,970	6,089	28,080	28,860
Other adjustments, net (1)	1,167	3,360	2,940	6,746
Provision for income taxes	2,177	4,800	11,869	14,720
Adjusted EBITDA(2)	$25,934	$25,596	$95,463	$84,719

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$9,855	$6,869	$32,628	$19,552
Add/(less):
Non-cash equity-based compensation	6,970	6,089	28,080	28,860
Tax effect of non-cash equity-based compensation (3)	(2,515)	(2,003)	(10,048)	(10,148)
Acquisition-related amortization expense	999	1,196	4,309	4,504
Tax effect of acquisition-related amortization expense (3)	(367)	(416)	(1,584)	(1,640)
Change in fair value of contingent consideration	325	3,330	2,925	4,770
Tax effect of change in fair value of contingent consideration (3)	(119)	(1,190)	(1,075)	(1,717)
Adjusted net income	$15,148	$13,875	$55,235	$44,181
Adjusted net income per diluted common share	$0.42	$0.38	$1.54	$1.22

Weighted average diluted shares	35,881	36,468	35,861	36,319

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$24,412	$25,882	$101,148	$85,331
Capital expenditures	(13,212)	(4,130)	(39,959)	(14,003)
Content acquisition	(1,831)	(789)	(8,045)	(2,981)
Free cash flow	$9,369	$20,963	$53,144	$68,347

_______________________________________________________________________________________________________________________
(1)  Included in other adjustments, net is foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, and interest income and expense.
(2)  Earnings/(loss) before foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.
(3) Estimated tax effect of adjusted net income adjustments reflects the consolidated blended tax rate as applied to the taxable portion of the adjustment.

Shutterstock, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited, except full year information)

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity-based compensation, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of revenue	$386	$452	$1,938	$1,896
Sales and marketing	1,372	410	5,444	4,520
Product development	1,949	1,702	7,681	7,565
General and administrative	3,263	3,525	13,017	14,879
Total	$6,970	$6,089	$28,080	$28,860

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of revenue	$556	$418	$1,864	$1,488
General and administrative	777	852	3,230	3,257
Total	$1,333	$1,270	$5,094	$4,745

Included in the accompanying financial results are expenses related to the depreciation of property and equipment, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of revenue	$1,681	$1,906	$6,448	$5,666
General and administrative	2,751	1,302	8,404	4,430
Total	$4,432	$3,208	$14,852	$10,096

Historical Operating Metrics

	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
	(in millions, except revenue per download)
Number of paid downloads	42.1	41.2	43.4	41.2	39.8	38.1	35.9	33.4	33.5
Revenue per download (1)	$3.02	$2.91	$2.81	$2.77	$2.86	$2.76	$2.85	$2.87	$2.68
Images in collection (end of period) (2)	116.2	102.7	92.1	81.0	71.4	63.7	57.2	51.6	46.8

_______________________________________________________________________________________________________________________
(1) Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images are photographs, vectors and illustrations available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.